SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 5(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) April 2, 2002

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)

Registrant's telephone number, including area code: (302) 774-1000

Item 5. Other Events

In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-61339, No. 33-60069 and
No. 333-86363), the registrant hereby files the following news release.

Contacts:	Media and investor contacts
listed after the release

DuPont and Monsanto Reach Agreement that Brings New Technologies
To Growers Worldwide

        WILMINGTON, Del. and ST. LOUIS, Mo., April 2, 2002 -- DuPont (NYSE: DD) and its subsidiary, Pioneer Hi-Bred International Inc., and Monsanto Company (NYSE: MON) and its affiliates announced today a broad-reaching business agreement that will ensure farmers worldwide have greater access to the new agricultural technologies they want, in the seed brands they prefer to plant.

        The agreement gives both companies cross-licenses to enabling technologies that enhance the performance of corn, canola, and soybean crops, and improve the farmer's productivity and efficiency.

        "This is a ground-breaking agreement that enhances our ability to serve our customers more effectively," said Howard Minigh, group vice president, DuPont Agriculture & Nutrition. "Both DuPont and Monsanto have excellent products and technologies, and this agreement further ensures that farmers can use the best of what both companies have to offer."

        "This is a win for farmers and a positive development for how the agricultural industry brings new innovations to market," said Hugh Grant, Monsanto's chief operating officer. "This agreement sets a new constructive tone that allows both companies to focus their energy and talents on what they do best -- making and marketing great products for farmers."

        The companies have reached an agreement that creates new and growing sources of business for both companies. This balanced agreement includes the following:

  Pioneer receives a royalty-bearing license to Monsanto's newest Roundup Ready® corn technology.
  Pioneer receives a new royalty-bearing license to Monsanto's Roundup Ready® soybean technology. Pioneer's existing royalty-bearing license to Roundup Ready® canola technology is renewed.
  Pioneer receives freedom to operate from Monsanto and its affiliates for its second-generation insect-protected corn products and future corn rootworm-protected corn products through a royalty-bearing license.

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  Pioneer's existing license for use of Monsanto's MON810 YieldGard® Corn Borer product is modified to expand geographic coverage and include more favorable terms.
  Monsanto and DuPont have resolved all issues related to certain previously contested germplasm.
  Monsanto receives freedom to operate for certain corn transformation technology.
  Certain terms of DuPont's existing glyphosate supply agreement have been revised.
  Monsanto and DuPont have entered a plant Breeding Accord affirming the intellectual property and other rights that protect proprietary germplasm.
  Both Monsanto and DuPont agree to dismiss all pending lawsuits, fully resolving a number of important business and patent disputes between them.

        Additional details of the agreement were not disclosed.

        Monsanto Company is a leading provider of technology-based solutions and agricultural products that improve farm productivity. For more information on Monsanto, see: http://www.monsanto.com

        During 2002, DuPont is celebrating its 200th year of scientific achievement and innovation - providing products and services that improve the lives of people everywhere. Based in Wilmington, Del., DuPont delivers science-based solutions for markets that make a difference in people's lives in food and nutrition; health care; apparel; home and construction; electronics; and transportation.

# # #

4/2/02

Roundup Ready® and YieldGard® are trademarks of Monsanto Company.

Media Contacts:

DuPont:	Mike Ricciuto 302-992-7996
or
Pioneer Hi-Bred International:	Doyle Karr 515-270-3428

Monsanto Company:	Lori Fisher 314-694-8535

Analysts Contacts:

DuPont:	Ray Anderson 302-774-1125 or
Ann Gualtieri 302-774-0583

Monsanto:	Andy Kuchan 314-694-7867 or
Scarlett Foster 314-694-8148

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SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ D. B. Smith
D. B. Smith
Assistant Controller

April 3, 2002

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